                 Exhibit 16.01

Januay 4, 2008

Securities and Exchange Commission

Washington D.C. 20549

Commissioners:

We have read NaturalNano Inc.'s statements included under Item 4.01 of its Form 8-K filed on January 4, 2008, and we agree with such statements concerning our firm.

/s/GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP